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                                  EXHIBIT 10.5


                       Amendment to Employment Agreement
                           dated September 21, 2004,
                            between the Corporation
                               and C. James Bess

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                        AMENDMENT TO EMPLOYMENT AGREEMENT

      This amendment (the "Amendment") to the Employment Agreement by and between North Country Financial Corporation, a Michigan corporation (the "Corporation"), and C. James Bess (the "Employee"), dated August 1, 2003 and amended by the parties on May 18, 2004 (collectively, the "Agreement"), is made as of this 21st day of September, 2004. This Amendment replaces and supersedes the Amendment to Employment Agreement dated as of August 10, 2004 between the Employee and the Corporation.

      WHEREAS, the Corporation and the Employee wish to amend said Agreement as hereinafter provided;

      NOW, THEREFORE, in consideration of the mutual promises of the parties and mutual consideration, the receipt and sufficiency of which is acknowledged by both the Corporation and the Employee, the Agreement is hereby amended as follows:

1. Paragraph 6 of the Agreement is amended in its entirety to read:

"6. Notwithstanding any other provision of this Agreement or of any other agreement, contract or understanding heretofore or hereafter entered into by Employee and the Corporation, Employee shall not have any right to receive any payment or other benefit under this Agreement if such payment or benefit, taking into account all other payments to or benefits received by Employee, would cause any payment to Employee under this Agreement to be considered an "Excess Parachute Payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement would cause Employee to be considered to have received a Parachute Payment under this Agreement, then Employee shall have the right, in his sole discretion, to designate those payments or benefits under this Agreement which should be reduced or eliminated so as to avoid having the payment to Employee under this Agreement be deemed to be a Parachute Payment.

      Unless the Corporation and the Employee otherwise agree in writing, any determination of the value of the severance and other benefits provided for Employee under the terms of this Agreement or otherwise includable in the calculation of the Parachute Payment, shall be made in writing by the Corporation's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Corporation for all purposes. For purposes of making the calculations required by this Paragraph 6, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Corporation and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Paragraph 6. The Corporation shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Paragraph 6."

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2. The Corporation and Employee hereby acknowledge and agree that the
Corporation and Employee have entered into a new employment agreement dated as of August 10, 2004 (the "New Employment Agreement") which provides for Employee's employment with the Corporation under that agreement to be effective upon the closing under the Stock Purchase Agreement dated as of August 10, 2004, as amended, between the Corporation and NCFC Recapitalization, LLC. Upon the closing under the Stock Purchase Agreement, the Corporation and the Employee are to have no further continuing obligations under the Agreement except for:

      (a) the payment covenants of the Corporation under Paragraph 2(a)(ii) and the first sentence of Paragraph 5 of the Agreement, as limited by Paragraph 6 of the Agreement, to the extent not paid upon the closing under the Stock Purchase Agreement; and

      (b) the respective covenants of the Corporation and Employee under Paragraph 13, 14(b) and (c) and 15 of the Agreement and Paragraph 3 below of this Amendment which shall continue notwithstanding the New Employment Agreement and the closing under the Stock Purchase Agreement.

The payments under the first sentence of Paragraph 5 and Paragraph 2(a)(ii) of the Agreement shall be paid by the Corporation in accordance with those Paragraphs, as limited by Paragraph 6 of the Agreement, except that if any of the payments then require the approval of the FDIC or any other regulatory authority the payments shall be made as promptly as practicable after the requisite approvals are obtained or at the time such approvals are no longer required.

3. The Corporation hereby agrees that it shall indemnify, pay and make whole the Employee for all taxes, reasonable legal, accounting and other professional fees and related expenses incurred by the Employee in connection with any tax audit, proceeding or finding of the Internal Revenue Service to the extent such is attributable to the application of Sections 280G and 4999 of the Code to any payment made or benefit provided in accordance with Paragraph 5 of the Agreement as limited by Paragraph 6 of the Agreement. Such payments shall be made within five (5) business days after delivery of the Employee's respective written requests for payment accompanied with such evidence of taxes, fees and expenses incurred by the Employee as the Corporation may reasonably require.

4. In the event that the Closing (as defined in the Stock Purchase Agreement) of the transactions contemplated by the Stock Purchase Agreement shall not have occurred on or before December 31, 2004, this Amendment shall no longer be effective and the Agreement shall continue in full force and effect as if this Amendment had not been made.

5. In all other respects, the Agreement is hereby reaffirmed in its entirety.

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      IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf by the Chairman of its Board of Directors, and the Employee has signed this Amendment, all as of the date and year first above written.

                                             /s/ C. James Bess
                                             -----------------------------------
                                             C. JAMES BESS, EMPLOYEE

                                             NORTH COUNTRY FINANCIAL
                                             CORPORATION

                                             By: /s/ John D. Lindroth
                                                 -------------------------------
                                             Its: Chairman